                                                                       Exhibit 1


                             UNDERWRITING AGREEMENT

                                          As of ________, 199_

GE Financial Assurance Holdings, Inc.
6604 West Broad Street
Richmond, Virginia 23230

Dear Sirs:

            We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that GE Financial Assurance Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell [Currency and Principal Amount] aggregate principal amount of [Full title of Notes] (the "Notes"). The Notes will be issued pursuant to the provisions of the Indenture listed below (as such Indenture shall be supplemented to the date hereof) (the "Indenture") between the Company and the Trustee named below (the "Trustee").

            Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Notes set forth below opposite their names at a purchase price of ____% of the principal amount of Notes [plus accrued interest, if any, from [Date of Notes] to the date of payment and delivery:

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                                                                               2


                                                      Principal Amount
            Name                                          of Notes
    --------------------                              ----------------


                                          Total. . .  $
                                                        ============


            The Underwriters will pay for the Notes upon delivery thereof at the location identified below at _____ a.m. (New York time) on ___________, 199_, or at such other time, not later than 3:00 p.m. (New York time) on _________, 199_, as shall be agreed upon by the Company and the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."


            The Notes shall have the terms set forth in the Prospectus dated _________, 199_ and the Prospectus Supplement dated _________, 199_, including the following:

Registration Statement No.

Manager(s) and address(es):


            Certain Terms of the Notes:

            Title of Notes:

            Aggregate Principal Amount of Notes:

            Maturity Date:

            Interest Rate:

            Principal and Interest              ___________ __ and
              Payment Dates:                    ___________ __,
                  commencing
                                                ___________ __, 199_

            Record Dates:                       ___________ __ and
                                                ___________ __

            Redemption Provisions:

            Repayment Provisions:

            Title of Indenture:

            Trustee:

            Note Transfer Agent and Registrar:

            Closing Date and Location:

            The Notes are to be offered to the public at the Initial Public Offering Price specified below, and to dealers at prices which represent concessions not in excess of the Dealer Concession set forth below, and the Underwriters may allow and such dealers may reallow concessions not in excess of the Reallowance Concession set forth below:


            Initial Public Offering Price:            ___% of the principal
                                                      amount of the Notes
                                                      [plus accrued
                                                      interest from _____,
                                                      199_](1)

            Purchase Price:                           __% of the principal
                                                      amount of the Notes
                                                      [plus accrued
                                                      interest from ____,
                                                      199__](1)

            Dealer Concession:                        ____% of the
                                                      principal amount of
                                                      the Notes

            Reallowance Concession:                   ____% of the
                                                      principal amount of
                                                      the Notes


            [In addition to the conditions to the several obligations of the Underwriters incorporated by reference herein, the several obligations of the Underwriters hereunder are subject to the condition that the Notes shall be rated no lower than "__" by Standard & Poor's Corporation and "__" by Moody's Investors Service, Inc.](2)



            All provisions contained in the document entitled GE Financial Assurance Holdings, Inc. Underwriting Agreement Standard Provisions (Debt Securities) dated__ , 199__ (the "Standard Provisions"), are herein incorporated by

----------
(1) To be added only if the transaction does not close flat.

(2) To be included only in the Underwriting Agreement relating to the first issuance of Notes.

reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            Please confirm your agreement by having an authorized officer sign a copy of this Agreement as of the date first set forth above in the space set forth below.

                                          Very truly yours,

                                          [Name(s) of Representative(s)
or                                        Underwriter(s)]

                                          [Acting on behalf of
                                          itself and the several
                                          Underwriters named herein]

                                          By:  [Name of Signing
                                               Representative or
                                               Underwriter]


                                          By:  __________________________
                                               Name:
                                               Title:

GE FINANCIAL ASSURANCE
   HOLDINGS, INC.


By:  _____________________________
     Name:
     Title:

                      GE FINANCIAL ASSURANCE HOLDINGS, INC.

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS

                                (DEBT SECURITIES)

                                                      ___________, 199__


            From time to time, GE Financial Assurance Holdings, Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated debt securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (with respect to such designated debt securities, the "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.



The Company has filed with the Securities and Exchange Commission (the "Commission"), and there has become effective, a registration statement (the file number of which will be set forth in the Underwriting Agreement), including a prospectus, relating to debt securities of the Company, including the Notes, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means such registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Notes, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").


            1. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Notes are as specified in the Underwriting Agreement.

            2. Purchase and Delivery. Payment for the Notes shall be made by wire transfer in immediately available funds (unless payment in other form of funds is specified in the Underwriting Agreement) to the account specified by the Company to the Manager the business day prior to the time of closing, on the date and at the time specified in the Underwriting Agreement, upon delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of one or more global notes representing the Notes.

            3. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or (to the knowledge of the Company) threatened by the Commission; there shall have been no material adverse change and no development involving a prospective material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus, as amended or supplemented as of the date of the Underwriting Agreement; and the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and the Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or (to the knowledge of such executive officer) threatened by the Commission, there has been no material adverse change and no development involving a prospective material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus, as amended or supplemented as of the date of the Underwriting Agreement and the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date.

            (b) The Manager shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett, counsel for the Company, dated the Closing Date, to the effect that:

            (i) the Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

            (ii) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms;

            (iii) the Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

            (iv) this Agreement has been duly authorized, executed and delivered by the Company;

            (v) no consent, approval, authorization, order, registration or qualification of or with any Federal or New York court or governmental agency or body or any Delaware court or governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Notes by the Company or the consummation by the Company of the other transactions contemplated by this Agreement and the Indenture except for the registration under the Securities Act and such as may be required under the securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters, nor will the issue and sale of the Notes by the Company or the compliance by the Company with all of the provisions of this Agreement or the Indenture or the consummation of the transactions herein and therein contemplated violate the Company's Certificate of Incorporation or By-laws or any Federal or New York statute or the Delaware General Corporation Law or any rule or regulation or any judgment, order or decree known to such counsel that has been issued pursuant to any Federal or New York statute or the Delaware General Corporation Law by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or breach or result in any default under any indenture, mortgage or other agreement or instrument known to such counsel;

            (vi) the statements made in the Prospectus under the captions "Description of Debt Securities" and "Certain Terms of Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

            (vii) there are no contracts or other documents known to such counsel that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein that are not described and filed or incorporated by reference as required; and

            (viii) the Registration Statement has become effective under the Securities Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; the Prospectus was filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act.

            In addition, such counsel shall state that they have participated in conferences with certain officers and employees of the Company, representatives of the Company's independent public accountants, the Underwriters and their counsel, and although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof except to the extent described in (vi) and (vii) above, on the basis of the foregoing, based upon their examination of the Registration Statement and the Prospectus (including the documents incorporated by reference therein), their investigations made in connection with the preparation of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and their participation in the conferences referred to above, (i) such counsel is of the opinion that the Registration Statement, as of its effective date, or if the Registration Statement has been amended, as of the effective date of such amendment, and the Prospectus, as of the date of the Prospectus Supplement relating to the Notes, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no opinion with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus, or with respect to the Statement of Eligibility on Form T-1 of the Trustee, (ii) such counsel is of the opinion that each document incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, when such document was filed or became effective, or if any incorporated documents was amended, when such amendment was filed or became effective, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no opinion with respect to the financial statements or other financial or statistical data contained in any such document, and (iii) such counsel has no reason to believe that the Registration Statement, as of its effective date and as of the date of the Prospectus Supplement relating to the Notes, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement relating to the Notes, contained, and the Prospectus (as amended or supplemented) contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no opinion or belief with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus, or with respect to the Statement of Eligibility on Form T-1 of the Trustee.

            (c) The Manager shall have received on and as of the Closing Date an opinion of _____________________ of the Company dated the Closing Date, to the effect that:

            (i) each of Colonial Penn P&C Group, First Colony Life Insurance Company, General Electric Capital Assurance Company, Great Northern Insured Annuity Corporation and The Life Insurance Company of Virginia (collectively, the "Subsidiaries") has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

            (ii) each of the Company and the Subsidiaries is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

            (iii) all of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and, except as set forth in the Prospectus or for directors' qualifying shares, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

            (iv) the issuance and sale of the Notes by the Company as provided herein, the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions contemplated herein and therein will not contravene the organizational documents of any of the Subsidiaries or result in any violation of any of the terms or provisions of

      (x) any law, order, rule or regulation (other than with respect to applicable state securities or Blue Sky laws or state insurance securities laws, as to which such counsel need not express any opinion) or (y) any indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound, except, in the case of this clause (y), for such violations that would not, individually or in the aggregate, have a material adverse affect on the Company and its subsidiaries, taken as a whole;

            (v) each of the Company and the Subsidiaries has all licenses, consents, approvals, authorizations, orders, registrations and qualifications of or from, and has made all filings with, all courts and governmental agencies and bodies necessary to own, lease, license and use its properties and conduct its business as described or contemplated by the Prospectus and is in compliance with all laws, orders, rules and regulations of all courts and governmental agencies and bodies having jurisdiction over it and any of its properties, except where the failure to have any such license, consent, approval, authorization, order, registration or qualification, or so to comply, would not, individually or in the aggregate with all other such failures, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, after due inquiry, there is no pending or threatened action, suit, proceeding or investigation that reasonably could lead to the revocation, termination or suspension of, or render invalid or otherwise ineffective, any such license, consent, approval, authorization, order, registration or qualification, other than any such revocation, termination, suspension, invalidity or ineffectiveness that would not, individually or in the aggregate with all other such revocations, terminations, suspensions, invalidities and ineffectiveness, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

            (vi) the statements contained in the Prospectus under the caption "The Company -- Regulatory Matters" and in Item 8 of the Company's Registration Statement on Form 10 as filed with the Commission on November 13, 1997, insofar as they purport to constitute summaries of certain proceedings, legal matters or terms of documents referred to therein, constitute accurate summaries of such proceedings, legal matters or terms of such documents in all material respects; and

            (vii) except as disclosed in the Prospectus, there are no pending or threatened actions, suits or proceedings known to such counsel against the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement that are not so disclosed.

            In addition, such counsel shall state that he has participated in conferences with certain officers and employees of the Company, representatives of the Company's independent public accountants, the Underwriters and their counsel, and although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof except to the extent described in (vi) and (vii) above, on the basis of the foregoing, based upon his examination of the Registration Statement and the Prospectus (including the documents incorporated by reference therein), his investigations made in connection with the preparation of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and his participation in the conferences referred to above, such counsel has no reason to believe that the Registration Statement, as of its effective date and as of the date of the Prospectus Supplement relating to the Notes, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement relating to the Notes, contained, and the Prospectus (as amended or supplemented) contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no opinion or belief with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus, or with respect to the Statement of Eligibility on Form T-1 of the Trustee.

            (d) The Manager shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters in (ii), (iii), (iv) and (vi) of paragraph
(b) above.

            In addition, such counsel shall state that they have participated in conferences with certain officers and employees of the Company, representatives of the Company's independent public accountants, the Underwriters and their counsel, and although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof except to the extent described in (vi) of paragraph (b) above, on the basis of the foregoing, based upon their consideration of the Registration Statement and the Prospectus and their participation in the conferences referred to above, (i) such counsel is of the opinion that the Registration Statement, as of its effective date, or if the Registration Statement has been amended, as of the effective date of such amendment, and the Prospectus as of the date of the Prospectus Supplement relating to the Notes, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no opinion with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus, or with respect to the Statement of Eligibility on Form T-1 of the Trustee and (ii) such counsel has no reason to believe that the Registration Statement, as of its effective date and as of the date of the Prospectus Supplement relating to the Notes, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement relating to the Notes, contained, and the Prospectus (as amended or supplemented) contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no opinion or belief with respect to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus, or with respect to the Statement of Eligibility on Form T-1 of the Trustee.

            In rendering the opinions referred to in paragraphs (b) and (d) above, such counsel may state that the opinions set forth in (ii) and (iii) of paragraph (b) are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

            (e) The Manager shall have received on the date of this Agreement, a letter dated such date, from KPMG Peat Marwick LLP, independent public accountants, and on the Closing Date, a letter dated the Closing Date from KPMG Peat Marwick LLP, in each case in form and substance satisfactory to the Manager, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and pro forma information contained in or incorporated by reference into the Registration Statement and the Prospectus.

            4. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

            (a) To furnish to the Manager, without charge (i) upon the request of the Manager, two conformed copies of the

Registration Statement (including exhibits and documents incorporated by reference), and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits but including documents incorporated by reference) and (ii) during the period mentioned in paragraph
(c) below, as many copies of the Prospectus and any amendments or supplements thereto prepared pursuant to paragraph (c) below as the Manager may reasonably request.

            (b) To prepare and file (or mail for filing) with the Commission pursuant to Rule 424 under the Securities Act as promptly as practicable after the execution of this Agreement, a prospectus supplement in a form approved by the Manager setting forth such information as is necessary so that the Prospectus, when delivered to a purchaser of the Notes, will comply with law and, before amending the Registration Statement or supplementing the Prospectus with respect to the Notes, to furnish the Manager a copy of each such proposed amendment or supplement.

            (c) If, during such period after the first date of the public offering of the Notes as in the opinion of Davis Polk & Wardwell a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager shall furnish to the Company) to which Notes may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

            (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws or insurance securities laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Manager may so designate; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified, to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject or to qualify the Notes for offer and sale in any jurisdiction (notified to the Manager prior to the execution of the Underwriting Agreement) in which the Company is unable or unwilling to comply with disclosure or reporting requirements imposed by such jurisdiction.

            (e) To make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            5. Representations and Warranties; Indemnification and Contribution. The Company represents and warrants to each Underwriter that
(i) each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Prospectus complied when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder; (ii) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than supplements relating only to debt securities other than the Notes) will on the Closing Date comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder; (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the rules and regulations thereunder; (iv) the Registration Statement, at the time it became effective and as of the date of the Prospectus Supplement relating to the Notes, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus as of the date of the Prospectus Supplement relating to the Notes did not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to debt securities other than the Notes) on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein; and (v) the Company has complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

            The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the

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                                                                             11


Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph (c) of Section 4 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus.

            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party, and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both

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                                                                             12


parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            If the indemnification provided for in this Section 5 is unavailable to an indemnified party under the second or third paragraphs hereof in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to

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                                                                             13


information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 5 are several, in proportion to the respective amounts of the Notes underwritten by each of such Underwriters, and not joint. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of and payment for any of the Notes.

            6. Termination. Unless otherwise provided in the Underwriting Agreement, this Agreement shall be subject to termination in the discretion of the Manager at any time prior to the Closing Date, by notice given by the Manager to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal or New York State authorities; or (iii) there shall have occurred any material outbreak, or material escalation, of

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                                                                             14


hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Manager, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Notes.

            If this Agreement shall be terminated by the Underwriters, or any of them, because (a) of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or (b) for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Notes.

            7. Defaulting Underwriters. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in the Underwriting Agreement bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase be increased pursuant to this Section by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Manager and the Company for the purchase of such Notes are not made within 36 hours after such edfault, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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                                                                            15


            8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            9. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.